Exhibit 10.3

Execution Version

Brasa (Parent) Inc.

2012 Omnibus Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (this “Award Agreement”), is made effective as of (the “Date of Grant”), by and between Brasa (Parent) Inc., a Delaware corporation (the “Company”), and             (the “Participant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Brasa (Parent) Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions set forth in the Plan and this Award Agreement, Shares (the “Option”). The Option shall be divided into two tranches as follows: (i) the tranche of the Option to which Shares are subject and which shall have the Option Price specified in Section 2(a) hereof shall be referred to as the “1x Tranche”, and (ii) the tranche of the Option to which 1,500 Shares are subject and which shall have the Option Price specified in Section 2(b) hereof shall be referred to as the “2x Tranche”. The Option is intended to be a Nonqualified Stock Option.

2. Option Price.

a. The 1x Tranche shall have an exercise price of $                per share.

b. The 2x Tranche shall have an exercise price of $                per share.

3. Vesting. At any time, the portion of the Option which has become vested is hereinafter referred to as the “Vested Portion”. Subject to the terms set forth in the Plan and this Award Agreement, the Option shall vest and become exercisable upon the achievement of both the Time Vesting Condition and the Liquidity Vesting Condition (as described below). At any time, the portion of the Option which has not satisfied both the Time Vesting Condition and the Liquidity Vesting Condition is hereinafter referred to as the “Unvested Portion”.

a. Time Vesting Condition. The Time Vesting Condition shall be satisfied with respect to twenty percent (20%) of each of the 1x Tranche and 2x Tranche on each of the first five (5) anniversaries of the Date of Grant, such that the Time Vesting Condition shall be satisfied as to 100% of each of the 1x Tranche and 2x Tranche on the fifth (5th) anniversary of the Date of Grant, subject to the Participant’s continued Service with the Company or its Affiliates through each such anniversary. For purposes of this Award Agreement, the portion of the Option with respect to which the Time Vesting Condition may be satisfied on the fifth (5th) anniversary of the Date of Grant shall be referred to as the “Final 20% Portion”.

b. Liquidity Vesting Condition. The Liquidity Vesting Condition shall be satisfied upon the earlier of a Public Offering or a Change of Control, subject to the Participant’s continued Service with the Company or its Affiliates through the applicable liquidity event.

4. Acceleration on a Change of Control. Subject to the Participant’s continued employment through the Change of Control, any Unvested Portion except for the Final 20% Portion shall vest and become exercisable upon the Change of Control, and, subject to the Participant’s continued employment upon the applicable vesting date, the Final 20% Portion shall vest on the earlier of (i) the first (1st) anniversary of the Change of Control, or (ii) its regularly scheduled vesting date; provided, that, this Section 4 shall only apply if as of the date of the Change of Control, the THL Stockholders have received Proceeds resulting in both (A) a Multiple of Investment of at least 2.0, and (B) an IRR that is equal to or greater than 20%.

5. Forfeiture; Expiration.

a. Termination of Service. Any Unvested Portion of the Option shall be forfeited without consideration upon the termination of the Participant’s Service by the Company or its Affiliates for any reason. In the event the Participant’s Service (i) is terminated for Cause, (ii) the Participant’s Service is terminated due to the Participant’s resignation after an inquiry by the Board as to the existence of Cause has been initiated and the Board determines that Cause existed as of the date of such resignation, or (iii) the Board determines that the Participant’s acts or omissions constitute Cause, the Vested Portion also shall be forfeited without consideration upon such termination or determination, as applicable.

b. Breach of Restrictive Covenants. Any outstanding portion of the Option, including the Vested Portion, shall be forfeited without consideration if the Participant breaches Section 8 through Section 11 hereof.

c. Expiration of Option Term. Any unexercised portion of the Option shall expire upon the tenth (10th) anniversary of the Date of Grant.

6. Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a. the tenth (10th) anniversary of the Date of Grant;

b. the date that is ninety (90) days following termination of the Participant’s Service with the Company or its Affiliates for any reason other than death, Permanent Disability or Cause; and

c. the date that is one (1) year following termination of the Participant’s Service with the Company or its Affiliates due to death or Permanent Disability;

7. Exercise Procedures.

a. Notice of Exercise. Subject to Section 6 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be exercised. In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised may be paid in cash or its equivalent (e.g., by cashiers check) or any other form of payment permitted by the Committee in accordance with Section 6.5 of the Plan; including but not limited to, at the sole discretion of the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price; provided, that, such Participant remains continuously employed with the Company through the date of exercise or, if terminated, is terminated for any reason other than for Cause or due to resignation without Good Reason, and has not breached Section 8 through Section 11 hereof.

b. Rights of Participant; Method of Exercise. Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until the Participant has (i) given a Notice of Exercise of the Option, (ii) paid in full for such Shares, (iii) such Shares have been issued, (iv) the Participant has executed a joinder to or has otherwise become a party to the Stockholders Agreement and (v) if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant’s death, the Vested Portion shall be exercisable by the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

8. Confidential Information. The Participant acknowledges that during the period of Service the Participant shall have access to and shall be provided with sensitive, confidential, proprietary and trade secret information of the Company and its Affiliates, (including, in each case, such information, observations and data obtained prior to the date of this Award Agreement concerning the business or affairs of the Company, its Affiliates and their respective predecessors) (collectively, “Confidential Information”) which is the property of the Company and such Affiliates, and agrees that the Company and such Affiliates have a protectable interest in such Confidential Information. Therefore, the Participant agrees that the Participant shall not (during the period of Service and at all times thereafter) disclose to any unauthorized person or use for Participant’s own purposes any such Confidential Information without the prior written consent of the Company unless and to the extent that the aforementioned matters (a) become or are generally known to and available for use by the industry other than as a result of the Participant’s unauthorized acts or omissions in breach of this Award Agreement, (b) are required to be disclosed by judicial process or law or (c) are in furtherance of the Participant’s duties to the Company or its Affiliates. The Participant shall deliver to the Company at the termination of the Service period, or at any other time the Company may request, (y) all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) which constitute Confidential Information which the Participant may then possess or have under Participant’s control and (z) all property of the Company and its Affiliates in the Participant’s possession, including but not limited to all company-owned computer equipment (hardware and software), telephones, facsimile machines, blackberry and other communication devices, credit cards, office keys, security access cards, badges, and identification cards.

9. Non-Competition. In consideration of the Option granted to the Participant hereunder, the Participant acknowledges that in the course of the Participant’s Service with the Company or its Affiliates the Participant has become and shall become familiar with trade secrets and other Confidential Information concerning the Company and its Affiliates that derive independent economic value from not being generally known, and that the Participant’s services have been and shall be of special, unique or extraordinary value to the Company and its Affiliates. Therefore, the Participant agrees that, during the period of the Participant’s Service with the Company or its Affiliates and for two (2) years thereafter (the “Restrictive Period”), the Participant shall not engage, directly or indirectly in the Business (as defined in Section 17, below) in any city or within a fifty (50) mile radius of any city in the United States or Brazil in which the Company or its Affiliates currently operate or will operate during the term of this Agreement, or, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render other financial assistance to, or participate in or be connected with, as an officer, director, employee, partner, stockholder, agent, or consultant or otherwise, any Person that competes with the Business; provided, that, for purposes of this Section 9, ownership of securities having no more than two percent (2%) of the outstanding voting power of any publicly traded Business shall not be deemed to be in violation of this Section 9. The Participant expressly agrees and acknowledges that the restrictions contained in this Section 9 are for the purposes of restricting the activities of the Participant only to the extent necessary for the protection of the legitimate business interests of the Company and its Affiliates, and do not preclude the Participant from earning a livelihood, nor do they unreasonably impose limitations on the Participant’s ability to earn a living. In addition, the Participant agrees and acknowledges that the potential harm to the Company and its Affiliates of their non-enforcement outweighs any harm to the Participant of its enforcement by injunction or otherwise. The Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to the subject matter, time period and geographical area. The Restrictive Period shall be extended by the length of any period during which the Participant is in breach of the terms of this Section 9 or Section 10.

10. Non-Solicitation. The Participant agrees that, during the Restrictive Period, the Participant shall not (a) induce or attempt to induce any customer, supplier or other party with whom or which the Company or any Affiliate did business during the Participant’s Service with the Company and with whom or which the Participant had contact during his or her Service with the Company or any Affiliate to cease doing business with the Company or such Affiliates, or in any way interfere with or attempt to interfere with the relationship between the Company or its Affiliates and any existing customer, supplier or other party with whom or which the Company or its Affiliates did business during the Participant’s Service with the Company or any Affiliate and with whom or which the Participant had contact during his or her Service with the Company or any Affiliate, the effects of which would tend to divert, diminish, or prejudice the goodwill or business of the Company or any Affiliate, or (b) with respect to anyone who worked for the Company or any Affiliate (hereinafter the “Company Employee”), (i) hire, employ or retain the services of (including , without limitation, as an employee or independent contractor) of any such Company Employee, (ii) directly or indirectly interfere with or attempt to interfere with any Company Employee and/or representative or agent of the Company or its Affiliates, or (iii) induce or attempt to induce any Company Employee to leave the employ of the Company or its Affiliates, whether or not such person is employed or engaged pursuant to a contract with the Company or its Affiliates, or otherwise engaged at will, or violate the terms of their contracts, or any employment arrangements, with the Company or its Affiliates; provided, that, while the foregoing shall not prohibit a general solicitation to the public by general advertising, hiring any person identified in this Section 10 as a result of such general solicitation is prohibited during the Restrictive Period.

11. Participant’s Representations; Restriction on Use of Third Party Confidential Information. The Participant hereby represents and warrants that (a) the execution, delivery and performance of this Award Agreement by the Participant does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order or judgment to which the Participant is a party or by which the Participant is bound, (b) the Participant is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any person or entity other than the Company or its Affiliates, if any, and (c) this Award Agreement constitutes the valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant shall not improperly use any confidential information or trade secrets of any third party in connection with the performance of the Participant’s duties.

12. Enforcement. If, at the time of enforcement of any of Section 8 through Section 11, a court or an arbitrator shall hold that the restrictions stated therein are unreasonable under the circumstances then existing, the parties agree that the maximum restrictions reasonable under such circumstances shall be substituted for such restrictions and that the court or arbitrator shall be allowed to revise the restrictions contained herein to the fullest extent permitted by law. Because the Participant’s services are unique and because the Participant has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Award Agreement. Therefore, in the event of a breach or threatened breach of this Award Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, declaratory and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

13. No Right to Continued Service. The granting of the Option shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Subsidiary or Affiliate may have to terminate the Service of the Participant.

14. Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. The Participant may elect, subject to the approval of the Committee, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event; provided, that, the Participant remains continuously employed with the Company through the date of exercise of the Option or, if terminated, is terminated for any reason other than for Cause or due to resignation without Good Reason, and has not breached Section 8 through Section 11 hereof.

15. Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 14.5 of the Plan.

16. Adjustment of Option. Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.

17. Definitions. For purposes of this Award Agreement:

a. “Business” means any business which involves the development, opening, operating or franchising of restaurants that derive more than twenty-five percent (25%) of their annual food sales from steak products in the United States or Brazil.

b. “Investment” means, at the time of determination, the sum, without duplication, of: (i) the aggregate consideration paid by the THL Stockholders to acquire the THL Stockholders Securities, plus (ii) the amount of cash and the value (as determined by the Board in good faith) of any property contributed by the THL Stockholders to the Company, whether contributed before or after the Date of Grant, without giving effect to any reduction resulting from the receipt of any Proceeds.

c. “IRR” means, as of the Change of Control, the annual pre-tax internal rate of return of the THL Stockholders calculated by taking into account (i) the amounts of the Investment, (ii) the date or dates of payment by the THL Stockholders of amounts in respect of the Investment, (iii) the date or dates on which the THL Stockholders receive Proceeds, and (iv) the amounts of such Proceeds.

d. “Marketable Securities” means, stocks and bonds of companies that are immediately and freely tradable on stock exchanges or in over-the-counter markets or that are otherwise liquid and can readily be sold to the general public for cash.

e. “Multiple of Investment” means, as of a Change of Control, the quotient obtained by dividing (i) the Proceeds, by (ii) the Investment.

f. “Proceeds” means, without duplication: (i) cash proceeds actually received by the THL Stockholders from the disposition of the THL Stockholders Securities, net of Unreimbursed Transaction Expenses; (ii) cash dividends and other cash distributions actually received by the THL Stockholders in respect of the THL Stockholders Securities; and (iii) cash proceeds actually received by the THL Stockholders from the disposition of any non-cash proceeds (including non-cash dividends or other non-cash distributions) received in exchange for or in respect of the THL Stockholders Securities (net of Unreimbursed Transaction Expenses); and (iv) Marketable Securities actually received by the THL Stockholders from the disposition of the THL Stockholders Securities in the Change of Control, net of Unreimbursed Transaction Expenses. For the avoidance of doubt (x) any property other than cash (but excluding Marketable Securities described in clause (iv), above) that the THL Stockholders receive in connection with a Change of Control or otherwise shall not be treated as Proceeds received by the THL Stockholders (for the avoidance of doubt, cash held in escrow to secure obligations of the THL Stockholders to the purchasers or their Affiliates in a Change of Control shall not constitute Proceeds), and (y) management fees, advisory fees or annual monitoring fees received by the THL Stockholders from the Company and closing fees, investment banking fees or similar fees payable in connection with any transaction shall not be treated as Proceeds.

g. “Public Offering” means the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act of 1933 (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.

h. “THL Stockholders Securities” means the equity securities of the Company and any other securities of the Company acquired by the THL Stockholders, whether acquired before or after the Date of Grant.

i. “Unreimbursed Transaction Expenses” means any reasonable fees and expenses incurred by the THL Stockholders in acquiring or selling the THL Stockholder Securities, including reasonable legal, accounting and investment banking fees, but only to the extent any such fees and expenses have not been paid or reimbursed by the THL Stockholders and their Affiliates (other than the Company and its Subsidiaries).

18. Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

19. Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

20. Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may, if necessary, seek to enforce and/or execute on a final judgment issued by a Delaware court of competent jurisdiction in any other court of competent jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 23 is reasonably calculated to give actual notice.

21. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 21 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

22. Shares Not Registered. Shares shall be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares will not, in the opinion of counsel, comply with (unless exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

23. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one (1) business day after deposit with Federal Express or similar overnight courier service, or (c) three (3) business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer and to the Participant at the address that he or she most recently provided to the Company.

24. Entire Agreement. This Award Agreement, including Exhibit A attached hereto, the Plan and the Stockholders Agreement, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that, the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound. In the event of any inconsistency between any restrictive covenants contained herein and any restrictive covenants contained in such other agreements, that obligation which is most restrictive upon the Participant shall control.

25. Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

26. Successors and Assigns; No Third Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. The Participant hereby expressly acknowledges that the Company’s successors and assigns are permitted to enforce all of the Company’s or its Affiliates’ rights under this Award Agreement, including but not limited to their rights under Sections 8, 9,

10, and 12. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

27. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

28. No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

29. Compliance with Section 409A. The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the Option. In the event the Option is subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 10.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period (or, if earlier, the date of death of the specified employee) or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of this Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

*                    *                     *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

BRASA (PARENT) INC.

By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:

Name:

EXHIBIT A

NOTICE OF EXERCISE

Brasa (Parent) Inc.

14881 Quorum Drive

Suite 750

Dallas, Texas 75254

Attention: Chief Executive Officer	Date of Exercise:

Ladies & Gentlemen:

1. Exercise of Option. This constitutes notice to Brasa (Parent) Inc. (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement, dated 2014 (the “Award Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to which the 1x Tranche is exercised (“1x Tranche Shares”):

Number of Shares as to which the 2x Tranche is exercised (“2x Tranche Shares”, collectively with the 1x Tranche Shares, the “Optioned Shares”)):

Date of Grant:

Shares to be issued in name of:

Total exercise price of 1x Tranche Shares:

Total exercise price of 2x Tranche Shares:

2. Form of Payment. Forms of payment other than cash or its equivalent (e.g. by cashier’s check) are permissible only to the extent approved by the Committee, in its discretion.

3. Delivery of Payment. With this notice, I hereby deliver to the Company the full exercise price of the Optioned Shares, and any and all withholding taxes due in connection with the exercise of my Option or have otherwise satisfied such requirements.

4. Rights as Stockholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

5. Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

6. Entire Agreement. The Plan, the Award Agreement under which the Optioned Shares were granted and the Stockholders Agreement are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)